EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are the names of subsidiaries, divisions and related organizations of ITT Corporation, the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
Admiral Corporation	Florida	Admiral
Aimco Industries, Inc.	New York
Bolton Insurance Company	New York
Carbon Fuel Co.	West Virginia
Carbon Industries, Inc.	West Virginia	Carbon
Cleveland Motion Controls, Inc.	Ohio
Computer & Equipment Leasing Corporation	Wisconsin
Corprop A&F, Inc.	Delaware
Goulds Pumps (IPG), Inc.	Delaware	Goulds Pumps
Goulds Pumps (NY), Inc.	New York	Goulds Pumps
Goulds Pumps (P-A), Inc.	Delaware	Goulds Pumps
Goulds Pumps Administration, Inc.	New York
Goulds Pumps, Inc.	Delaware	Goulds Pumps
GP Holding Company, Inc.	Delaware	Goulds Pumps
Great American Gumball Corporation	California
Interconnect Solutions Division	N/A
International Motion Control (China) Ltd	Delaware
International Motion Control, Inc.	Delaware
International Standard Electric Corporation	Delaware
ITT Aerospace Controls LLC	Delaware
ITT AES Enterprises, Inc.	Delaware
ITT Ameritool Divesting, Inc.	New York
ITT Automotive Asia-Pacific, Inc.	Delaware
ITT Automotive Enterprises, Inc.	Delaware
ITT Baylock Manufacturing Co.	Michigan
ITT C ‘Treat LLC	Delaware	C’Treat Offshore
ITT Cannon International, Inc.	Delaware
ITT Cannon LLC	Delaware
ITT Cannon Mexico, Inc.	Delaware
ITT Community Development Corporation	Delaware
ITT Conoflow Division	N/A
ITT Delaware Investments LLC	Delaware
ITT Engineered Valves, LLC	Delaware
ITT Enidine, Inc.	Delaware
ITT Fluid Technology Corporation	Delaware

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
ITT Fluid Technology International, Inc.	Delaware
ITT Higbie Manufacturing Company	Delaware
ITT Industries Asset Management, Inc.	Delaware
ITT Industries Friction, Inc.	Delaware
ITT Industries Holdings, Inc.	Delaware
ITT International Holdings, Inc.	Delaware
ITT Land Corporation	Florida
ITT Manufacturing Enterprises, LLC	Delaware
ITT Motion Technologies America, LLC	Delaware
ITT Remediation Management, Inc.	Delaware
ITT Resource Development LLC	Delaware
ITT Thompson Industries, Inc.	Delaware
ITT Veam LLC	Delaware
ITT Water and Wastewater USA, Inc.	Delaware
ITT Water Technology (TX) LLC	Delaware
Jarret, Inc.	Delaware
JINOO Holdings, Inc.	Delaware
Kaliburn, Inc.	South Carolina
Kentucky Carbon Corp.	West Virginia
Koni NA LLC	Delaware	Koni
Leland Properties	Delaware
Paul N. Howard Corporation	North Carolina
PureFlo LLC	Delaware
Rio Bayamon Corporation	Delaware
Rochester Form Machine, Inc.	New York
Rule Industries Inc.	Massachusetts
Sunsport Recreation Corporation	Florida
TDS Corporate Services LLC	Delaware
Standard Electric (ALGERIA)	Algeria
Corporation Financiera Stnd. Elec. (ARGENTINA)	Argentina
Bombas Goulds Argentina S.A. (ARGENTINA)	Argentina	Goulds Pumps
ITT Blakers Pty Ltd (AUSTRALIA)	Australia
ITT Australia Holdings Pty Ltd (AUSTRALIA)	Australia
Australian Branch of ITT Fluid Technologies International, Inc.	Australia
ITT Blakers Pump Engineers Unit Trust	Australia
ITT Industries Fluid Handling Do Brazil Ltda (BRAZIL)	Brazil
Brasil Ltda (BRAZIL)	Brazil
ITT Bombas Goulds do Brasil LTDA (BRAZIL)	Brazil

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
1448170 Ontario Ltd (CANADA)	Canada	Goulds Pumps
Goulds Pumps Canada, Inc. (CANADA)	Canada
ITT Fluid Technology S.A. (CHILE)	Chile
ITT (China) Investment Co. LTD (CHINA)	China
ITT Canon Electronics (Shenzhen) Co., Ltd (CHINA)	China
ITT High Precision Manufactured Products (WUXI) Co Ltd (CHINA)	China
Nanjing Branch of ITT High Precision Manufactured Products (WUXI) Co Ltd (CHINA)	China
Shanghai Branch of ITT (CHINA) Investment Co. LTD (CHINA)	China
Shanghai Goulds Pumps Co. Ltd (CHINA)	China
ITT Goulds Pumps Colombia SAS (COLOMBIA)	Colombia
ITT Holdings Czech Republic (CZECH REPUBLIC)	Czech Republic
ITT Industries France SAS (FRANCE)	France
Koni France (FRANCE)	France	Koni
BVE Controls GmbH (GERMANY)	Germany
DITTHA GmbH (GERMANY)	Germany
ITT Cannon Gmbh (GERMANY)	Germany
ITT Control Technologies GmbH (GERMANY)	Germany
ITT Germany Holdings GmbH (GERMANY)	Germany
ITT Industries German Asset Management GmbH (GERMANY)	Germany
ITT Industries Vermogensverwaltungs GmbH (GERMANY)	Germany
ITT Cannon Gmbh (GERMANY) New Denmark Branch Office	Germany-Denmark
ITT Cannon (Hong Kong) Limited (HONG KONG)	Hong Kong
ITT Corporation India Pvt Ltd (INDIA)	India
PT (Indonesia) ITT Fluid Technology (INDONESIA)	Indonesia
ITT Cannon VEAM Italia Srl (ITALY)	Italy
ITT Italia Srl (ITALY)	Italy
ITT Italy Holdings SRL (ITALY)	Italy
Enidine Kabashiki Gaisha (JAPAN)	Japan
ITT Cannon Ltd. (JAPAN)	Japan

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
Goulds Pumps Co Ltd (KOREA)	Korea	Goulds Pumps
ITT Cannon Korea Ltd (KOREA)	Korea
ITT Industries Luxembourg SARL	Luxembourg
ITT International Luxembourg SARL	Luxembourg
Bombas Goulds de Mexico (MEXICO)	Mexico	Goulds Pumps
Industrias Thompson de Mexico S.A. de C.V. (MEXICO)	Mexico
ITT Cannon de Mexico S.A. de C.V. (MEXICO)	Mexico
Koni BV (NETHERLANDS)	Netherlands	Koni
ITT New Zealand Ltd. (New Zealand)	New Zealand
Industrias de Telecommunicaciones del Peru (PERU)	Peru
Russian Branch of ITT Fluid Technology International, Inc.	Russia
ITT Saudi Company (SAUDI ARABIA)	Saudi Arabia
ITT Fluid Technology Asia Pte Ltd (SINGAPORE)	Singapore
South African Branch of ITT Fluid Technology International, Inc.	South Africa
ITT Fluid Technology International (Thailand) Ltd (THAILAND)	Thailand
Standard Tecknik Services (TURKEY)	Turkey
ITT Consumer Products (UK) Ltd (UK)	United Kingdom
ITT Corporation Ltd (UK)	United Kingdom
ITT Datacommunications Ltd (UK)	United Kingdom
ITT Ltd (UK)	United Kingdom
ITT World Directories (UK) Ltd	United Kingdom
Cannon Electric (GB) Ltd (UK)	United Kingdom
Cleveleand Motion Controls Ltd (UK)	United Kingdom
ITT Industries Holdings Limited (UK)	United Kingdom
ITT Industries Limited (UK)	United Kingdom
ITT Pure-Flo (UK) Limited (UK)	United Kingdom
Bombas Goulds De Venezuela CA (VENEZUELA)	Venezuela	Goulds Pumps
Distribuidora Arbos, CA (VENEZUELA)	Venezuela
Equipos Hidraulicos S.A. (VENEZUELA)	Venezuela

Note: The names of certain subsidiaries have been omitted since, considered in the aggregate, they would not constitute a “significant subsidiary” as of the end of the year covered by this report.